Exhibit 10.1
AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 4th day of August, 2010 between ENPRO INDUSTRIES, INC., a North Carolina corporation (the “Company”) with its principal place of business in Charlotte, North Carolina, and STEPHEN E. MACADAM (“Executive”) to amend the Executive Employment Agreement dated as of March 10, 2008 (the “Agreement”) between the Company and the Executive. Terms not otherwise defined herein have the meanings given to them in the Agreement.
RECITALS
     WHEREAS, Section 4(i) of the Agreement provides that Executive shall be eligible for reimbursement of qualifying expenses under the Company’s relocation policy; and
     WHEREAS, to date Executive has not sought any reimbursement under such policy; and
     WHEREAS, the Company has offered to pay Executive a lump sum in return for Executive’s waiver of his right under Section 4(i) to receive such reimbursement with respect to any relocation to the Charlotte, North Carolina area;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Waiver of Certain Relocation Benefits. Effective as of the date hereof, the first sentence of Section 4(i) of the Agreement shall be amended and restated to read as follows:
     “Executive shall be eligible for reimbursement of qualifying expenses under the Company’s relocation policy, other than with respect to a relocation to the Charlotte, North Carolina area.”
     2. Lump Sum Payment. On or prior to the next regularly scheduled payment of salary under the Company’s payroll policy, the Company shall pay to Executive $34,400, less applicable withholding for taxes.
     3. Choice of Law. This Amendment is to be governed by the substantive law of the State of North Carolina without regard to the conflict-of-laws principles.
     4. Remainder Unchanged. The provisions of the Agreement unchanged by this Amendment shall remain in full force and effect.
     5. Counterparts. This Amendment may be executed in separate counterparts, each of which is to be deemed to be an original and both of which taken together are to constitute one and the same agreement. Facsimile execution and delivery of this Amendment by either party shall constitute a legal, valid and binding execution and delivery of this Amendment.

     The parties are signing this Amendment as of the date set forth on the first page of this Amendment.

ENPRO INDUSTRIES, INC.
By:	/s/ William Dries
William Dries
Senior Vice President and Chief Financial Officer

By:	/s/ Robert P. McKinney
Robert P. McKinney
Vice President, Human Resources

/s/ Stephen E. Macadam
STEPHEN E. MACADAM

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